Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
FOR 6.50% CUMULATIVE CONVERTIBLE
TRUST PREFERRED SECURITIES
of
GREATER ATLANTIC CAPITAL TRUST I
at $1.05 Per Share in Cash Pursuant to Offer to Purchase dated August ___, 2009 by
GREATER ATLANTIC FINANCIAL CORP.
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M,,
EASTERN TIME, ON [___], [_________ [___], 2009,
UNLESS THE OFFER AND WITHDRAWAL RIGHTS ARE EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Security Certificates”) evidencing 6.50% Cumulative Convertible Trust Preferred Securities (the “Securities”), of Greater Atlantic Capital Trust I, a Delaware business trust (the “Trust”), are not immediately available, (ii) if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date (as defined under “The Tender Offer—1.  Number of Securities” in the Offer to Purchase (as defined below)), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date.  This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary.  See “The Tender Offer—2.  Procedures for Tendering Securities” in the Offer to Purchase.

The Depositary for the Offer is:

WILMINGTON TRUST COMPANY

If delivering by mail, overnight,
registered, certified or hand delivery:

Wilmington Trust Company
Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1626

If by facsimile transmission: (302) 636-4139 Telephone: (877) 636-6181

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery.

This form is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution,” such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “The Tender Offer—2.  Procedures for Tendering Securities”) and Security Certificates representing the Securities to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Greater Atlantic Financial Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August ___, 2009 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Securities specified below pursuant to the guaranteed delivery procedure set forth in “The Tender Offer—2.  Procedures for Tendering Securities” in the Offer to Purchase.

Number of Securities:
Please Type or Print

Security Certificate Number(s) (if available):

Please check this box if Securities will be tendered by book-entry transfer:  [  ]

Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone. No.:

Signature(s):

Dated:

GUARANTEE
(Not to be Used for Signature Guarantees)

The undersigned, a firm which is a member in the Security Transfer Agent’s Medallion Program, the New York Stock Exchange Medallion Program, the Stock Exchange Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees to deliver to the Depositary, at its address set forth above, either Security Certificates evidencing the Securities tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Securities into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three NASDAQ Global Select Market trading days after the Expiration Date (as defined under “The Tender Offer—1.  Number of Securities” in the Offer to Purchase).
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Security Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
Please Type or Print

Title:

Address:

Zip Code:

Telephone. No.:

Dated:_______________, 2009

Note:  Do not send Securities with this form; Securities should be sent with your Letter of Transmittal so that they are received by the Depositary within three New York Stock Exchange trading days after the Expiration Date (as defined under “The Tender Offer—1.  Number of Securities” in the Offer to Purchase).